EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned certify that the Quarterly Report on Form 10-Q for the period ended June 30, 2010, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Palmetto Bancshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ SAMUEL L. ERWIN
Samuel L. Erwin
Chief Executive Officer
Palmetto Bancshares, Inc.

/s/ LEE S. DIXON
Lee S. Dixon
Acting Principal Financial Officer
Palmetto Bancshares, Inc

Dated: August 2, 2010